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                                                            EXHIBIT 10(a)







             [GENERAL PETROLEUM & MINERAL ORGANIZATION LETTERHEAD]




                                    CONTRACT
                                    Between
                                    PETROMIN
                                      AND
                          NATIONAL AND ARABIAN SHIELD


         DATE AND PARTIES:


                  This Contract, entered into in JEDDAH, SAUDI ARABIA, on 6th day of the month of JUMADA II, 1391 H., corresponding to the 29th day of the month of July, 1971, between GENERAL PETROLEUM AND MINERAL ORGANIZATION, a public or organization under the laws of the Kingdom of Saudi Arabia, (hereinafter referred to as "PETROMIN"), represented by H.E. SHEIKH AHMED ZAKI YAMANI, Chairman of its Board of Directors, First Party,

                                       and

         NATIONAL MINING COMPANY, a Saudi Arabian company under the laws of the Kingdom of Saudi Arabia, having its principal place of business in the city of Jeddah, Saudi Arabia, (hereinafter called "NATIONAL"), represented by His Highness Prince Khalid bin Abdallah bin Abdal Rahman, Chairman of its Board of Directors and ARABIAN SHIELD DEVELOPMENT COMPANY, a Delaware, U.S.A. corporation (hereinafter referred to as "ARABIAN SHIELD") represented by Mr. Hatem El
         Khalidi, its Vice President, both NATIONAL and ARABIAN SHIELD being hereinafter referred to collectively as Second Party.

         RECITALS:


                  WHEREAS, PETROMIN is entrusted by the laws of the Kingdom of Saudi Arabia, inter alia, with the promotion and achievement of development projects related to mining endeavours with the view to enhance the industrial wealth and the national welfare in Saudi Arabia.


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             [GENERAL PETROLEUM & MINERAL ORGANIZATION LETTERHEAD]



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                  WHEREAS, Second Party has represented to the Ministry of
         Petroleum and Mineral Resources that it has the necessary technical competence, financial resources and marketing skills and outlets to undertake and perform, in accordance with the best accepted practice in the mining industry, exploration, prospecting development, exploitation, production, treatment, processing and marketing of minerals in shape of ore and/or as finished product in world market; and

                  WHEREAS Second Party submitted an application to the Ministry of Petroleum and Mineral Resources for the grant of an exploration licence for minerals over certain areas (Licence Area), and PETROMIN is agreeable to accept the terms and conditions of the Exploration Licence when granted; and


                  WHEREAS, Second Party, undertake to renounce their preferential and exclusive rights, under Article 11 of the Saudi Mining Code, to an Exploitation Concession for the benefit of PETROMIN and to the extent set forth in this document, hereinafter called this "Contract"; and

                  WHEREAS, PETROMIN and Second Party therefore, agree that all the rights and claims Second Party may assume according to the Exploration Licence and the Saudi Mining Code, are conditioned and limited by the terms and provisions of this Contract, which Contract Second Party undertake to append to their Application for an Exploration Licence; and

                  WHEREAS, Second Party shall perform all obligations under the Exploration Licence, make all payments required to be made to the Government, the College of Petroleum and Minerals and/or as requested by the Government, and shall be responsible to attain and prove a discovery of minerals which can be commercially exploited; and

                  WHEREAS, upon proving a discovery by Second Party of a commercially exploitable deposit of minerals, Second Party are willing and prepared to form in accordance with the provisions of this Contract a joint venture with PETROMIN for the exploitation of the discovered mineral or minerals and PETROMIN is agreeable to this; and






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             [GENERAL PETROLEUM & MINERAL ORGANIZATION LETTERHEAD]


                                      -3-.

                  WHEREAS, Second Party shall forthwith notify PETROMIN of the discovery to enable PETROMIN to exercise, at its own discretion, its right of option to acquire a share in the Exploitation Concession, which notification shall be served before application for an Exploitation Concession; end

                  WHEREAS, in the event PETROMIN elects to participate in exploitation the Exploitation Concession shall be issued, pro rata, in the name of both PETROMIN end Second Party, failing which the Concession shall be issued in the name of Second Party; and

                  WHEREAS, the Parties desire to set forth in this Contract, the terms and conditions that shall govern their association and relationship.

                  NOW, THEREFORE, THE PARTIES AGREE
                          AS FOLLOWS:


         ARTICLE 1 - DEFINITIONS:



                  In this Contract the following words and expressions shall (unless repugnant to the context) have the meanings hereby respectively assigned to them, that is to say:-

         (a) "this Contract" means this Contract between the Parties hereto.

         (b) "Licence" means the Exploration Licence granted in the name of Second Party.


         (c) "the Concession" means the Exploitation Concession granted or to be granted in the name of the Parties hereto, in the event PETROMIN elects to acquire a share in the Concession and in default of which shall be granted in the name of Second Party.

         (d)      "Government" means the government of the Kingdom of Saudi
                  Arabia.

         (e) "Ministry" means the Ministry of Petroleum and Mineral Resources, Government of the Kingdom of Saudi Arabia.

         (f) "Company" means the company formed by PETROMIN and Second Party under Article 6 of this Contract.

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         (g)      "Exploitable Discovery" means such a discovery of mineral
                  deposits in the License Area which shall be considered to be found if it is calculated that it will bring annually from its exploitation, and for the life of the proven ore reserves, a reasonable percentage of the capital investment, above provision for capital return, which percentage shall be set by ARABIAN SHIELD after the amount, type, average grade, and amenability to treatment of the ore becomes known, and considering the then prevailing rates of return in the mining industry in comparable situations.

         (h) "Treatment Plant" or "Plant" means any or all of the facilities to be constructed in accordance with this Contract together with the necessary off-sites and such transportation, if any, as shall be required to service such Plant and any extensions thereof.

         (i) "the Site" means the PETROMIN Industrial Areas at Jeddah/ Dammam or such other area in Saudi Arabia as may be mutually selected by the Parties for the location of Treatment Plant.

         (j) "the product" means any product or by-product manufactured by Treatment Plant or Plant.

         (k) "Year" and "Month" shall mean a calendar year and a calendar month of the Gregorian Calendar.

         (1)      Words importing persons include corporations.

         (m) Words importing the singular include the plural and vice-versa where the context so permits.

         (n) "Minerals" means the minerals with respect to which rights are granted by the Licence and Concession.


         ARTICLE  2 - OBJECTS OF THIS CONTRACT:

         2.1      The immediate object of this Contract is two-fold:-

                  (a) The regulation of the relationship of the Parties with respect to the acquisition by PETROMIN of 25% of the Concession.

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                                      -5-.

                  (b) The formation of a company by PETROMIN and Second Party or, in the event PETROMIN does not acquire a share, by ARABIAN SHIELD and NATIONAL, for the purpose of undertaking exploration, prospecting, development and production operations for winning and obtaining minerals from the area covered by the Exploitation Concession (the Concession Area) and such other operations as nay be necessary to transport and market minerals ore.

         2.2 The long-term objective of this Contract is the treatment, processing, upgrading and/or manufacture of the recovered minerals ore by the Parties or by agreement of Parties any other mineral or minerals Exploitation Concession whereof has been duly granted by the Government, with, where appropriate, participation by the Saudi public, and for such operations, provided the same are agreed or determined to be commercially feasible, as set forth in Article 1 hereof, to set up the necessary Treatment Plant and or obtain Transportation Concession so that Operator shall undertake and hereby undertakes to arrange that the products of such Plant, which shall be available for export, shall be sold in world market by Second Party on sell or take basis.

         ARTICLE 3 - PERFORMANCE DURING THE PERIOD OF LICENCE

         3.1 Second Party shall during the period of the Exploration License have the exclusive management and control of all operations authorized by the License, and accordingly hereby agrees to make all payments, conduct all operations and promptly and properly carry out all obligations which are required under the License until such time as commercially exploitable discovery of minerals shall have been made and proved and the Exploitation Concession shall have been granted by the Government.

         3.2 Second Party shall furnish evidence to PETROMIN as to the faithful performance by Second Party of all the obligations to be performed under the terms of the License on a reasonably current basis.

         3.3 Promptly after the discovery of minerals in commercially exploitable quantities, Second Party shall give written notice thereof to PETROMIN. PETROMIN hereby agrees that when after it has been so notified to inform Second Party of its stand as to the acquisition by it of a share in the


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             [GENERAL PETROLEUM & MINERAL ORGANIZATION LETTERHEAD]



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                  Concession. Such option shall be made by PETROMIN within two months after the receipt of said request from Second Party. Second Party, promptly after the receipt of an answer from PETROMIN, shall apply for the grant of an Exploitation Concession in accordance with Article II of the Mining Code.

         ARTICLE 4 - ACQUISITION OF INTEREST IN THE CONCESSION:


         4.1 If PETROMIN does not elect to exercise its right to acquire in accordance with Articles 2 and 3 of this Contract or if PETROMIN elects to acquire a percentage less than 25% in the Concession, then PETROMIN may establish a Saudi Arabian Company which shall acquire all or part of that right. Participation of shares in such Company may be offered to the Government, any of its agencies or organizations, or Saudi Arabian persons or any of these, either alone or in conjunction with any of the others, but ARABIAN SHIELD shall not acquire directly or indirectly, any of such shares. In this case the Saudi Arabian Company shall replace PETROMIN in this Contract and shall have the same rights and obligations under the Contract that it would have had had it been one of the original parties to the Contract.


         4.2 If the 25% of the Concession earmarked for PETROMIN or any part of that percentage is not used up by PETROMIN in the manner set out in Article 4.1, Second Party shall acquire such unused percentage of the Concession. PETROMIN shall however retain the right to acquire at any time during the currency of the Concession all or any part of the 25% of the Concession earmarked for it upon giving written notice to Second Party of its intention to do so. In that event Second Party shall promptly take all due legal measures to secure for PETROMIN the acquisition of the requested share with retroactive effect as from the date PETROMIN served such written notice.

         4.3 In the event that PETROMIN elects to resume twenty-five percent (25%) interest in the Concession by so notifying in writing to Second Party, at a later stage during the life of the Concession, all the relevant Articles of this





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             [GENERAL PETROLEUM & MINERAL ORGANIZATION LETTERHEAD]



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                  Contract shall immediately come into force and effect and
                  PETROMIN shall make payment to Second Party in the following amounts:-

                  (i) an amount equal to twenty-five percent of "the Exploration Expenses" as defined in Article 5 hereof at the rate of one-thirtieth thereof per year from the date of the granting of the Concession to the date of such election by PETROMIN, which rate is calculated on the basis of a thirty year period Concession.

                  (ii) an amount equal to twenty-five percent (25%) of the total costs and expenses incurred in further exploration and prospecting operations carried out from the date of coming into force of the Concession to the date of such election by PETROMIN, after writing down such total costs and expenses on a straight line basis to extend from the year in which they were incurred to the end of the initial 30 year period of the Concession.

                  (iii) an amount equal to twenty-five percent of sums expended on assets after depreciating such sums on a straight line basis over the expected useful life of the assets concerned.

                           All such amounts shall be audited and certified by an
                  internationally recognized auditing firm as being consistent with the above-mentioned provisions and in case of doubt as to whether any sum falls within paragraph (ii) or paragraph
                  (iii) hereinabove the decision of such firm shall be final and binding. Such amounts shall be paid to Second Party in the same manner as provided in Article 5.4.

         4.4 In the event that the right of conversion of the Licence to an Exploitation Concession is lost on account of non-performance of obligations or any default done by Second Party, or non-discovery of the mineral in exploitable quantities by Second Party, as laid down in Article 11 of the Mining Code, this Contract shall thereupon automatically terminate and PETROMIN shall not be liable for the reimbursement of any expenses whatsoever of Second Party incurred pursuant to this Contract and the Licence and all



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             [GENERAL PETROLEUM & MINERAL ORGANIZATION LETTERHEAD]



                                       -8-


                  rights and obligations of the Parties under this Contract shall cease and be of no further effect provided that Second Party shall be bound to meet and clear all obligations and liabilities up to and including such date of termination. This clause, however, does not impede the right of PETROMIN, if circumstances so justify, to hold Second Party responsible for compensation and/or damages.

         4.5 Second Party shall, severally and jointly, be strictly bound by and duly to perform all the terms, covenants, conditions and obligations of the Concession to the extent of the interest held by them and shall always act in the best interest of the Kingdom of Saudi Arabia and the welfare of the Saudi people.

         ARTICLE  5 - PAYMENT BY PETROMIN AND/OR NATIONAL:

          5.1 PETROMIN and/or NATIONAL depending on their relative participation in the Concession, shall, severally, pay to ARABIAN SHIELD a total sum equal to fifty percent (50%) of the Exploration Expenses, as defined hereinafter. Thus if PETROMIN retains 25% and NATIONAL has 25% participation interest in the Concession each shall pay 25% of such expenses to ARABIAN SHIELD, while if PETROMIN does not acquire an interest and NATIONAL has 50% interest in the Concession then NATIONAL shall pay the entire 50% of the Exploration Expenses.

         5.2 The Exploration Expenses shall be those costs and expenses falling within sub-paragraphs 5.2-1, 5.2-2, 5.2-3, 5.2-4 and 5.2-5, and paragraph 5.3 wholly reasonably and necessarily incurred by Second Party in discharging obligations expressed under the License to be carried out until the date of the granting of the Concession. Such costs and expenses shall be calculated on the basis of actual expenditure with no element of profit to be included insofar as the work has been carried out by the Second Party. Exploration and prospecting expenses and costs wherever incurred in connection with the operations under the License shall be determined under the following classifications and according to the following conditions:-

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             [GENERAL PETROLEUM & MINERAL ORGANIZATION LETTERHEAD]



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         5.2-1    Costs end expenses for exploration and prospecting activities carried out by Second Party inside Saudi Arabia shall be calculated on the basis of their original book value provided that they are directly or indirectly identifiable with the aforesaid activities and provided also that such costs shall not exceed normal commercial rates for such works.

         5.2-2 Costs and expenses for exploration and prospecting activities carried out by third parties inside or outside Saudi Arabia in connection with Second Party's exploration and prospecting activities in Saudi Arabia and incurred by Second Party shall be calculated on the basic of the cost to Second Party of such work, which costs shall not exceed the normal commercial rates for such work.

         5.2-3 Costs and expenses incurred by Second Party and/or its affiliates outside Saudi Arabia in connection with exploration and prospecting activities of Second Party in Saudi Arabia shall be calculated on the basis of their original book value based on normal accounting practices consistently followed in previous years, provided that they do not include any profit elements and further provided that they are directly or indirectly identifiable with the afore-mentioned activities.

         5.2-4 Any bonus paid or payable to the Government as provided for in the Mining Code or the License shall not be considered as part of such exploration expenses.

         5.2-5 Rentals, paid or payable to the Government and contributions made or to be made to the College of Petroleum and Minerals prior to the grant of the Concession shall not be considered as part of such exploration expenses.

         5.3 All such costs rind expenses shall be audited and certified by an internationally recognized auditing firm to be nominated by PETROMIN as being consistent with the above-mentioned provisions and the cost of this audit shall be considered to be an Exploration Expense.

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             [GENERAL PETROLEUM & MINERAL ORGANIZATION LETTERHEAD]



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          5.4     PETROMIN and/or NATIONAL, severally, shall effect such payment under Sub-paragraphs 5.2-1, 5.2-2, 5.2-3, 5.2-4 and 5.2-5 and paragraph 5.3 hereof to ARABIAN SHIELD in the shortest possible time and, if PETROMIN shall so elect, by quarterly installments each amounting to not less than twenty-five percent (25%) of the total amount payable. Any payments in quarterly installments shall be made by PETROMIN to Second Party on the first day of January, April, July and October of each calendar year. If both PETROMIN and NATIONAL hold an interest then they and ARABIAN SHIELD shall join in the formation of the Company, hereinafter provided for, while if PETROMIN does not acquire an interest then only NATIONAL and ARABIAN SHIELD form such Company. The Parties to the Company shall be referred to hereafter as "the Parties concerned".

         ARTICLE 6 - NON-PROFIT JOINT COMPANY:

         6.1 For the purpose of operating the Exploitation Concession, the Parties having an interest therein, shall form nonprofit Saudi Arabian Joint Company (hereinafter referred to as "the Company"), the charter of which shall be laid down in Annex "A" hereof as an integral part of this joint venture Contract and shall function as herein provided to explore, develop and operate the said Exploitation Concession and the Treatment Plants, if any, for the joint account of the Parties concerned in accordance with the terms of the Contract and in conformity with provisions of the said Concession.

         6.2 The duration of the Company shall be the duration of the Exploitation Concession, including any extensions thereof. The Company shall be wound up and put in liquidation if said Concession is terminated.

         6.3 The function of the Company shall be to carry out in Saudi Arabia, as agent for the Parties concerned, the Mining Operations as defined hereunder in paragraph 6.8.

         6.4 The authorized capital of the Company shall be nominal and arrived by mutual agreement of the Parties concerned and the stock shall be transferred only with the interest in the Concession. Each party shall subscribe and pay up its appropriate percentage of such authorized share capital.
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         6.5      The Parties concerned shall share, in proportion to their
                  interest, the cost and expenses in connection with the creation of the Company. The costs and expenses required for equipping, staffing, maintaining and operating the office or offices of the Company shall also be shared equally between said Parties.

         6.6 The Company shall not own any right, title, interest or estate in the Exploitation Concession or in any of the mineral ores produced from the Concession Area, or in the proceeds from the sale thereof, or any of the assets, equipment or other property obtained or used in connection therewith, and shall not be obliged for the financing or performance of any of the duties or obligations of any party under the Contract or the Concession. The Company, as agent only, shall receive and disburse only the moneys received by it and on behalf of the Parties concerned contributed or advanced to it, including payments for its capital stock, by the Parties concerned for and in connection with obligations under this Contract and the Concession.

         6.7 The Company shall have the physical custody of all equipment, material and supplies used, acquired or obtained to carry out its duties as Operator of the Concession.

         6.8      Mining Operations shall mean:-

                  (i) the exploration, prospecting, development and production operation/operations to win and obtain Minerals by geological and related methods including drilling, excavating and extracting by mechanical or other means;

                  (ii) the transportation of Mineral from Concession Area to stock depots, rail road, ports, or other facilities; and

                  (iii) treatment and processing of minerals and/or other related operations.

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             [GENERAL PETROLEUM & MINERAL ORGANIZATION LETTERHEAD]


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         ARTICLE 7 - DESIGNATION OF THE COMPANY AS COMMISSION OPERATOR:


         7.1 The Company is hereby designated from and after its formation for and during the balance of the period covered by the Concession as the operator of the Concession with physical custody of all the equipment and other property used, had or obtained in connection therewith for the joint account of the Parties concerned to the extent that such operations are made the obligations of the Parties concerned and to the extent that said equipment and other movable property are purchased or obtained by or for the joint account. It shall have the usual and customary duties of an operator of mining properties, except as elsewhere herein adversely provided, and shall pursue all its duties in a good and workmanlike manner pursuant to modern and prudent practice.

         ARTICLE 8  ANNUAL WORK PROGRAM AND BUDGET:

         8.1 On or before October 1st of each year the Company shall prepare and submit to its Board of Directors a proposed work program and annual budget for the ensuing calendar year. A work program and annual budget shall, after due consideration of the recommendations of the share-holders in relation thereto, be settled by the Board of the Company by December 15th.

         8.2 Prior to the first day of the month preceding a calendar quarter the required cash for payment of operating expenses (all expenses which are not capital items) shall be called for by the Company from the Parties concerned. Each Party shall put at the disposal of the Company not later than the day before the first of each calendar quarter amounts sufficient to cover such Party's share of the expenditures envisaged for the then next two succeeding calendar quarters, and if a remittance is late, the Company shall give notice to the Party in default demanding payment within fifteen (15) days from the date such notice is served. Any Party may satisfy its obligations in whole or part under this paragraph by authorizing the Company to use for such expenditures the whole or part of its share of joint account funds held by the Company for it. The required cash for capital expenditures shall be handled in a similar manner although the Company shall not require payments in advance except to the extent reasonably necessary.


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         8.3      The Board of Directors or the Technical Manger shall from time to time determine the rates of production of minerals, taking into consideration all relevant factors including availability of labour, transportation end economically attractive markets. Such rates of production shall prevail until changed by the Board of Directors or by the Manager Technical.

         ARTICLE  9 - ACCOUNTING PROCEDURE:


                  Each Party and the Company shall maintain, at their main business offices in Saudi Arabia, books of account in accordance with generally accepted first-class accounting practices used in mining industry, and such other books and records as may be necessary to show the work performed under this Contract, including the quantity and value of all mineral ore/ores produced or exported hereunder. The Company shall furnish to the Parties concerned monthly returns showing the quantity of mineral ores produced, transported or exported by it hereunder. Such returns shall be prepared in the form required by the Parties concerned and shall be delivered to each Party within thirty (30) days after the end of the month covered in the return.

                  Company shall also prepare and submit all forms returns etc., required to be prepared or submitted under provisions of the Mining Code. Company shall furnish copies of all such forms or documents to Parties concerned also.

         ARTICLE 10 - INSURANCE:

         10.1 Adequate insurance shall be maintained by the Company and charged to the joint account, which insurance coverage shall include Fire and Extended Coverage, Workman's Compensation, Employers' Liability, General Liability, and Aircraft Liability, and when necessary Marine Insurance.

         10.2 A Party desiring additional insurance in excess of that mutually agreed upon, may do so for its own account and benefit in connection with its interest under the Concession and this Contract.


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         10.3     The Company shall require all contractors and subcontractors to furnish certificates of their insurance evidence of such types and limits of insurance which in the opinion of the Company are deemed sufficient and in accordance with good industry practice.

           ARTICLE 11 - TREATMENT PLANT AND TRANSPORTATION FACILITIES:

         11.1 The Parties concerned agree and undertake with each other that they will exercise their right under the Concession and this Contract for optimum benefit of Parties and to that extent it is specifically agreed that if the Parties agree or it is determined as provided hereinafter that the ultimate profitability of treating processing or manufacturing the mineral ore produced from the Concession Area will be more if exported or sold in treated/processed form than exports of same in untreated/unprocessed form, then the Parties agree to apply for and obtain Concession for Treatment Plants and to set up Treatment Plant for that purpose.

         11.2 Similarly if it is agreed or determined that it will be more profitable to have a Transportation Concession, the Parties agree to apply for and obtain a Concession for Transportation.

         11.3 In order to agree or determine whether the obtaining of a Concession for Treatment Plant and/or Transportation and the setting up of such facilities will have more ultimate profitability, the Parties shall within one year of establishing of first exports of mineral ore, initiate feasibility studies in relation to such facilities. Such studies shall conform to the terms of reference laid down in Annex "B" and shall be completed within twenty-four months of first export.

         11.4 The Parties shall each inform the other of the names and qualifications of the engineers and other experts each has instructed to carry out such studies on its behalf so that each Party may take recommendations to the other Party as to any further or alternate experts which it may consider desirable to instruct. The Parties shall each request their engineers and other experts fully to cooperate with the other Party's engineers and experts during the course of such studies with the intent that there shall be produced by all engineers and experts engaged agreed results of such studies, or where they do not agree, fully reasoned


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                  dissenting reports. The Parties shall each bear all costs and charges of engineers and other experts respectively instructed or employed by them.

         11.5 With respect to the Treatment Plant end Transportation Facilities envisaged the criteria used by the engineers and other experts to determine the profitability of projects under consideration shall be those criteria normally and conventionally used in the Mining Industry in comparable situations.

         11.6 If the agreed results of any such study shall be to the effect that :-

                  (a) either of the projects referred to in the foregoing paragraph will show on equal or higher profitability than profitability derived from sales of the raw ore at export taking into account the then prevailing prices for such raw ore or the use of alternative transport, as applicable, and

                  (b) such projects are within the limits of financial commitment of Parties adding thereto conventional loan capital,

                  then the Parties undertake to carry out such projects.

         11.7 If the agreed or determined results of such feasibility study are to the effect that the criteria necessary for these projects are not present, then the projects, which are the subject of such feasibility study, shall be delayed until such time within the period of this Contract as the Parties may agree based on further feasibility studies, which feasibility studies shall be made at intervals of not more than two (2) years after the conclusion of the previous feasibility study.

         11.8 If the engineers end other experts respectively instructed or employed by the Parties for the purpose of any such feasibility study shall express dissenting views on the subject to be covered by the relevant feasibility study and either one of such views is to the effect that the criteria referred heretofore in this Article would be satisfied, then the subject or subjects on which such

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                                      -16-

                  dissenting views are expressed shall be submitted for the decision of such expert third party or parties as the Parties shall agree, or failing such agreement, such expert third party shall be nominated by the President of the Board of Concession Appeals provided for in Article 50 of the Mining Code. If the decision of such third party or parties on the matters which are the subject of such dissent is to the effect that the criteria set out above would be satisfied, then the Parties undertake to carry out such project or projects and undertake with each other to make available, when called upon, their relevant shares of investment.

         11.9 For the purpose of financing such Treatment Plants and Transportation Facilities as described in this Contract, the necessary capitalization provided for in Annex "B" shall be made available by the Parties in proportion with their respective interests in the Concession.

         ARTICLE  12 - PLANT CONSTRUCTION:

         12.1 In the event the Parties agree or it is determined as set forth in Article 11 hereof to set up a Treatment Plant and or Transportation Facilities, and a Concession for same is granted by the Government, Second Party shall be responsible for making necessary arrangements for the design, engineering purchasing of material and equipment and construction of the Treatment Plant and or Transportation Facilities and its commencement of operation.

         12.2     In discharging the duties undertaken by it under Article
                  12.1 above, Second Party shall be responsible, amongst other things, for the compilation of all data, specifications drawings, conditions of contract end other documents and information necessary or desirable for obtaining tenders on an international basis for the design, engineering, purchasing of materials and equipment and construction of the Treatment Plant and or Transportation Facilities. No such data, specifications, drawings, conditions of contract, documents or information shall be published or distributed unless the same shall have been approved by PETROMIN provided that this requirement shall not apply if PETROMIN does not hold an interest in the Concession.


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                                      -17-

         12.3 Upon such approval having been given, Second Party shall invite tenders for the design, engineering, purchasing of materials and equipment and construction of the Plant/Transportation Facilities from such persons and in such countries as the Parties to this Contract agree in advance.

         12.4. Second Party shall not conclude by themselves any contract for design, engineering, purchasing of materials and equipment and construction of Plant/Transportation Facilities or any part thereof. Instead, Second Party shall forward to PETROMIN all tenders received together with the appraisals and recommendations of Second Party with regard to those tenders and the contracts will be placed thereafter with the mutual agreement of the Parties.

         12.5 During the period of construction of the Treatment Plant, Second Party shall:-

                  (a) prepare any further designs and drawings necessary for the information of the contractors to enable them to carry out such construction.

                  (b) inspect and teat during construction the mechanical and electrical materials, machinery and equipment supplied by the contractors and arrange and witness acceptance tests.

                  (c) issue proper instructions to contractors in accordance with the terms of contracts between the Joint-Venture and such contractors.

                  (d) issue such certificates as the conditions of contracts between the Parties and a contractor provide shall be issued prior to the contractor becoming entitled to the whole or any part of his contract price.

                  (e) arrange with prior written concurrence of PETROMIN for such competent and qualified engineers, technicians and/or consultants, as shall be reasonably necessary for the efficient planning and designing of the Treatment Plant and facilities; and for a competent and qualified resident staff.

                  (f) assist, when appropriate, in settling disputes and differences which may arise between the Parties and contractors.

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                                      -18-


                  Provided always that Second Party shall in no way be responsible to the Joint-Venture and/or PETROMIN for the wrongful or negligent acts or omissions of the contractors where such acts or omissions do not result from the failure of Second Party to discharge its own responsibilities as set forth in this Article.

         12.6 Second Party shall not charge any fees to the Joint-Venture for the exercise of its functions under this Article. However, it is agreed that the Joint-Venture shall pay (a) expenses incurred for jobs carried out through third parties with the prior approval of PETROMIN and (b) salaries and remunerations of staff employed for supervision of designing, planning and construction of the Plant/Transportation Facilities.

         ARTICLE  13 - PLANT OPERATION:


         13.1 Second Party shall, for the duration of the Contract, be responsible to Joint-Venture and PETROMIN for efficient technical management of the Treatment Plant and/or Transportation Facilities (in the event same are set up) and its offsites, according to first-class generally accepted engineering standards. In the discharge of this responsibility Second Party shall :-

                           (a) provide and/or secure with the prior approval of PETROMIN, if PETROMIN is holder of an interest, in the Concession, such technical staff and employees of the Joint-Venture as may be reasonably necessary on suitable terms of employment.

                           (b) ensure proper extraction of minerals ore and proper scheduling of production in the Treatment Plant when it is set up.

                           (c) ensure that the Treatment Plant and its offsites are properly maintained and repaired.

                           (d) ensure that the production of the Treatment Plant is properly stored and loaded on to Transportation.

                           (e) from time to time transfer such of its responsibility to such Saudi Arabian employees of the Joint-Venture as the Parties mutually agree are sufficiently experienced.

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                                      -19-

                           (f) provide all such information, patents and processes and consultation services to the Joint-Venture as may be reasonably within its power and which shall be needed to perform its obligations hereunder to the efficient degree and to ensure that the production by the Treatment Plant is technically uptodate.

                           (g) provide for, as long as necessary, continued instruction and training to an appropriate number of Saudi Arabian employees of the Joint-Venture with a view to ensuring that the management and staff employed in the operation, maintenance and repair of the equipment and machinery of the
                                    Joint-Venture and in marketing the ore
                                    and/or products of the Treatment Plant shall become progressively more Saudi Arabian in content. The instruction and training of such Saudi Arabian employees shall take place at the Plants and offices of Second Party or its affiliates as may be appropriate. The Joint-Venture shall be responsible for the travelling expenses, living expenses and salaries of such Saudi Arabian employees during the period of such instruction and training but Second Party shall not make any charge for such instruction and training.

         13.2 The provision of this Article shall apply with equal force in case any Transportation Facilities are set up.

         ARTICLE  14 - MARKETING ARRANGEMENTS:

         14.1 Second Party, severally and jointly, shell be responsible for a period of eight (8) years from the commencement of production in the Concession Area or by the Treatment Plant, in consideration of the remuneration hereinafter laid down, to arrange the marketing and sales of relevant proportion of PETROMIN's share, if any, of all the mineral ore produced and/or products of the Treatment Plant, that are available for export from Saudi Arabia and in the discharge of such responsibility Second Party shall either itself purchase or at its option procure purchasers for such ore or products of PETROMIN's share that are available for export. Sales in Saudi Arabia shall be handled by PETROMIN itself or through any other agency appointed by PETROMIN.


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                                      -20-


         14.2     The relevant proportion of PETROMIN's share, referred to in
                  Article 14.1 hereinabove, shall be :-


                  (a) During the 1st year from the date of commencement of production in the Concession Area or by the
                           Treatment Plant...............................100%

                  (b)      During the 2nd year...........................87 1/2%

                  (c)      During the 3rd year...........................75%

                  (d)      During the 4th year...........................62 1/2%

                  (e)      During the 5th year...........................50%

                  (f)      During the 6th year...........................37 1/2%

                  (g)      During the 7th year...........................25%

                  (h)      During the 8th year...........................12%

                  (i)      During the 9th year...........................NIL

                  The excess of ore and or Plant production over the relevant proportion will be sold by PETROMIN itself or through any other agency appointed by it. PETROMIN will be entitled to a commission of two percent (2%) on the total of such sales and sales in Saudi Arabia.

         14.3 The prices to be paid by the purchasers for mineral ore and Plant products F.O.B. Jeddah or any other port of loading in Saudi Arabia shall be the prices fixed under paragraph 8 and of this Article 14, except in the case of sales into Saudi Arabia where sales shall be at the best prices obtainable having due regard to local conditions and prevailing world prices at the time of such sales. In case of sales to Second Party or purchasers of products for export directly procured by Second Party it shall be entitled to a gross sales commission equal to two percent (2%) of the sale price received.

         14.4 The volume of sales into Saudi Arabia shall be determined by the Parties for each period of three (3) months ending 31st March, on 30th June, on 30th September and 31st December. Sales into Saudi Arabia shall have priority over sales for export.

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                                      -21-

         14.5 50 far as may be reasonable the Parties will cooperate with each other in agreeing prices on a long term basis.

         14.6 If Second Party shall fail to market any portion of the ore or the products of the Plant in accordance with its responsibilities as per paragraphs 1 and 2 of this Article 14 then without prejudice to remedies of PETROMIN against Second Party, PETROMIN shall be entitled to procure export buyers for such portion. In such event PETROMIN shall be entitled to receive from the Joint-Venture the sales commission of two percent (2%) which would have been paid to Second Party had it marketed such portion and PETROMIN shall in addition be entitled to receive from Second Party compensation at the rate of two percent (2%) of the purchase price received by the Joint-Venture for the portion so sold.

         14.7 (a) The mineral ore or the Treatment Plant products for export shall be sold only under the following terms end conditions:-

                           (i) On payment of agreed F.O.B. price against delivery of shipping documents,

                           (ii) On payment agreed F.O.B. price within thirty (30) days from the date of the relevant bill of loading such payment to be guaranteed in advance by a bank acceptable to PETROMIN, if PETROMIN at the time has an interest in the Concession,

                           (iii) Risk and title shall pass to Second Party or buyer, as the case may be, at delivery point F.O.B. Jeddah or any other Saudi port as progressively loaded.

                           (iv) Arrangements for payment shall be agreed to the satisfaction of PETROMIN any shipment can be taken in hand.

                                    Where Second Party estimate that the best economic interest of the Joint-Venture requires variations in the above, they shall secure the prior approval of PETROMIN for making such variations.


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                                      -22-


                  (b) Payments for the account of the Joint-Venture by Second Party or a purchaser for all its purchases from the Joint-Venture shall be made in U.S. Dollars or any other currency acceptable to the Joint-Venture and freely convertible into U.S. Dollars but sales into Saudi Arabia shall be made in Saudi Arabian currency. Such sales shall be made in cash or on thirty (30) days credit against acceptable bank guarantee.

          14.8 The representative/representatives of each Party shall meet together in Saudi Arabia or such other place as may be agreed on March 31, June 30, September 30 and December 31, or as near as possible to such dates, in each year during the period of the Contract for the purpose of agreeing upon prices at the date of such meeting for the ore and plant products, considering the provision of paragraph 14.9 hereof. If within a period of fourteen (14) days from the date of such representatives so meeting together, they shall not have agreed on prices, then the matter shall be referred to the Government Prices Committee set up for this purpose. An appeal against the decision of this Committee may be made by any party to the Board of Concession Appeals provided for in
                  Article 50 of the Mining Code, the award of the Board shall be final and binding.

         14.9 The geographic world markets the prices of which shall be taken into consideration are :

                  (1)  NEW YORK                 (2)  LONDON
                  (3)  TOKYO                    (4)  ZURICH
                  (5)  OTHERS.                  The list of such markets may be
                  amended from time to time by mutual agreement of Parties.

         14.10 If at any time during the said period of eight (8) years Second Party are in breach of its duty imposed by paragraph 1 of this Article 14 to purchase or procure purchasers of the relevant proportion of PETROMIN's share of the ore produced or the Treatment Plant products, then they shall be liable to pay to PETROMIN as liquidated damages in respect of such default so long is it continues, such profit as PETROMIN would have realized on the sale of such relevant proportion not so purchased at prices which shall reflect the prices actually obtained during the period of default based on the program or actual production from the Concession Area whichever is more at the time of commencement of such default less such profit as PETROMIN shall actually


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                                      -23-


                  realize on such sales as it shall be able to make of such relevant proportion of ore produced or the Plant products not purchased but after adding all costs incurred by PETROMIN, as the same shall not have been taken into account in arriving at such profit in keeping mining operations in the Concession Area and/or the Plant in operational readiness during the period of such default.

         14.11 Without prejudice to the provisions of this Contract and in case at any time during the period of this Contract any party is in breach of its obligations under this Contract that party shall pay to the other party or parties damages as shall be determined by adjudication as set forth in Article 29 hereof.

         14.12 Second Party shall be free to market the ore or the Treatment Plant products in any country of the world provided that at no time shall Second Party market the ore or Treatment Plant products to any hostile country or sell the same to Parties under a commercial ban by the Government of the Kingdom of Saudi Arabia.

         ARTICLE 15 - MATERIAL AND SERVICES:

         15.1 Second Party shall give preference to goods and materials that are available in Saudi Arabia. They shall not knowingly purchase directly or indirectly goods or materials from any foreign source hostile or unfriendly to the Saudi Government. Each year from the beginning of the commercial production, at least twenty five percent (25%) of the cash reserves retained by Second Party in Saudi Arabia shall be deposited as current account in Saudi bank or banks and that fifty percent (50%) of the value of the Second Party's letters of credit related to purchases made during the period of the Concession shall be opened through such bank or banks.

         15.2 Second Party shall also accord priority to Saudi Arabian contractors for the execution of the Second Party's works and installations, provided that the rates and terms and the quality of work are generally the same as those that may be obtained from contractors in other countries.




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                                      -24-


         15.3 Should the need arise during the periods of the License and the Concession, for the services of drilling rigs other than those owned by Second Party, first preference shall be given to rigs owned by the Saudi Government, any of its organizations and/or Saudi Arabian nationals, provided that the rates and terms and quality of work are generally the same as those for similar rigs of other contractors.

         ARTICLE 16 - PERSONNEL:

         16.1 Second Party and the Company shall employ Saudi Arabian personnel in the administration and management of their operations and activities. Once the Concession is granted, the following proportions must be observed in all brackets:-

         16.2 Inside Saudi Arabia a minimum of eighty five percent (85%) of the employees of the Second Party and the Company shall be Saudis, of whom at least fifty percent (50%) must be in major posts.

         16.3 Outside Saudi Arabia a minimum of thirty-five percent (35%) shall be Saudis, if and when they are available.

         16.4 Whenever it is not possible to meet these requirements, due to a shortage of skilled Saudi personnel, Second Party, the Company and such other companies or ventures formed under this Contract shall employ personnel in the following order : citizens of the Arab States who are members of the Arab League, citizens of other Arab countries and citizens of other friendly states.

         16.5 Saudi and non-Saudi employees having substantially similar capabilities or having substantially similar duties and responsibilities must receive the same remuneration and the same reasonable foreign allowance if an when circumstances require it.

         ARTICLE 17 - TRAINING:

                  Once the Concession is granted by the Government, the Parties shall, at the expense of the Joint-Venture, prepare a specialized theoretical and practical training program for Saudi Arabian employees relating to the various aspects of the mining industry and including supervisory and management training.


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                                      -25-


         ARTICLE 18 - EDUCATION, MEDICAL AND OTHER SERVICES:

                  Once the Concession is granted, the Parties shall contribute to the welfare of the people of Saudi Arabia by providing various facilities pertaining to educational, medical, hygenical and other services including but not limited to setting up of schools, hospitals and water facilities to be agreed upon with the Government.

         ARTICLE 19 - OTHER INTERESTS:

         19.1 Except with the prior written approval of PETROMIN, neither Second Party nor any of its affiliates or associated companies shall either directly or indirectly in any capacity be concerned or interested in any corporation, firm, business or enterprise in Saudi Arabia which shall compete with or be likely to compete with the business, activities and program of the Joint-Ventvre.

         19.2 PETROMIN notwithstanding anything to the contrary herein contained shall be at liberty without any restriction whatsoever to mine, produce or sell or be associated with or interested in any corporation, firm, business or enterprise mining, making or selling any minerals or products whatsoever whether or not the same shall be competitive with the business, activities and program of the Joint-Venture.

         ARTICLE 20 - TRANSFER OF INTEREST IN CONCESSION:

         20.1 PETROMIN may transfer its total or partial interest and holdings in the Concession and/or the Joint-Venture to any Saudi Arabian company, firm or person, provided PETROMIN shall always hold itself responsible to Second Party for performance by such transferee of this Contract.

         20.2 Second Party may transfer its total or partial interest and holdings in the Concession and/or the Joint-Venture to its parent company or a subsidiary or an affiliate, provided Second Party shall always hold itself responsible to PETROMIN for performance, by such transferee of this Contract

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                                     -26-


                  A subsidiary shall mean a corporation or company which the Second Party owns more than half of its capital and which is under the direct or indirect control of the Second Party. An affiliate shall mean a corporation or company which more than half of its capital is owned by, and which is under the direct or indirect control of, a corporation or company which the Second Party owns more than half of its capital and which is under his direct or indirect control.

         20.3 Any transfer by any Party at variance with the afore stated provisions of this Article shall require the approval in writing of the other Party.

         ARTICLE  21 - VOLUNTARY SURRENDER OF CONCESSION

          21.1 Should any Party at any time desire to surrender or abandon its entire interest under the Concession and this Contract, and any other Party or Parties do not so desire, such Party shall, subject to Government approval, execute and deliver an instrument transferring its interest, pro rata, to the Parties desiring not to surrender or abandon, provided however, that if either PETROMIN or NATIONAL wishes to abandon its participation interest as aforesaid, the other of them shall have the first option to take all of the interest so abandoned.

         21.2 From and after the making of the transfer referred to in the preceding paragraph, the transferring Party shall have no further interest under the Concession and this Contract and shall be relieved from the relevant obligations thereafter accruing under the Concession and this Contract but shall be bound to meet and clear all its share obligations and liabilities up to and including such date of transfer and the substitute Party shall assume all obligations and be entitled to all benefits thereafter arising so far as applicable to the interest transferred.

         21.3 At the making of the transfer under this Article the transferee shall be entitled to purchase the transferor's interest in all facilities, materials and equipment at its value determined by agreement, or, failing such agreement, by an award of the Board of Concession Appeals.


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                                      -27-

         21.4 If however the Transferor should wish to participate once again under the particular Concession and this Contract it may do so upon terms mutually acceptable to PETROMIN.

         ARTICLE 22 - WAIVER:

                  The failure of any Party hereto to insist upon strict performance of any terms, conditions and provisions of the Contract shall not be deemed a waiver of future compliance therewith by the Party by which the same is required to be performed hereunder and shall in no way prejudice the remaining provisions of this Contract.

         ARTICLE 23 - INDEMNITY:

                  Second Party hereby agrees to indemnify and keep PETROMIN harmless and indemnified against all claims, demands or losses, including but not limited to personal losses and third party claims from whatever source arising, for the duration hereof, which PETROMIN may have to meet during the currency of the Contract or after its termination, if such claims, demands, or losses are the result of any neglect, delay or default by Second Party of any of the obligations or liabilities assumed by Second Party under this Contract, the License, the Concession, or the provisions of the Mining Code.

         ARTICLE  24 - FORCE MAJEURE:

                  Neither party to this Contract shall be liable to the other party for any failure of or delay in performance of its obligations hereunder due to any cause or circumstance which is beyond its reasonable control and may not reasonably be prevented, including but without limiting the generality of the foregoing any such failure or delay as is caused by strikes, lockouts, fires, explosions, shipwreck, stern, earthquake, flood, lightning, act of God, wars, riots, interference by military authorities, regulation or direction of the Government of Saudi Arabia, or any other government or governmental authority, provided that the party so restricted shall continue to use its best efforts to remove the cause of the force majeure.

                [GENERAL PETROLEUM & MINERAL ORGANIZATION LETTERHEAD]

         ARTICLE 25 - CONTROLLING LAW:
                  The rights of Parties hereunder shall be exercised in a lawful manner, subject to the laws of the Kingdom of Saudi Arabia, and in the exercise thereof all respect shall be accorded to the religion and customs of the people.

         ARTICLE 26 - CONFIDENTIAL INFORMATION:

                  All information acquired by any Party hereto in respect of the operations hereunder shall be considered as confidential and shall not be divulged to any other entity except on mutual agreement of the Parties. This restriction shall not apply in case of information submitted to or required by the Government.

         ARTICLE 27 - NOTICES:

         27.1 Second Party shall designate a fully authorized representative who shall maintain an office in Saudi Arabia at which notices to Second Party may be validly served. The address of such office and any change of address shall be noticed in writing to PETROMIN, and the address of PETROMIN shall be noticed by it in writing to Second Party at the office of its said representative. A party shall not be bound to take notice of any change of address of the other party until it is so notified. Second Party, unless otherwise advised, shall direct his correspondence with PETROMIN to PETROMIN'S address in Riyadh, Saudi Arabia.

         27.2 Any notice to be given by a party to another party hereto shall be deemed to be validly served if made:

                  27.2.1 by means of a registered letter, airmail post, postage prepaid, with receipt requested sent to the office of the party or authorized representative to which it is addressed:

                  27.2.2 by means of a letter delivered by hand at the mail reception department or desk of the party or authorized representative to which it is sent, with an acknowledgement of a receipt on a copy.

             [GENERAL PETROLEUM & MINERAL ORGANIZATION LETTERHEAD]

         27.3 Notice by registered mail shall be deemed to have been served at the expiration of the tenth (10th) day after the same shall have been posted in Saudi Arabia. In proving such service, it shall be sufficient to prove that the envelope containing the notice was properly addressed and posted with prepaid postage.


         ARTICLE 28 - ABEYANCE OR ARTICLES:


                  All Articles of this Contract pertaining to imposition of a financial burden or responsibility on PETROMIN or pertaining to participation of PETROMIN in non-profit joint company shall remain in abeyance and shall come into force only after PETROMIN exercise its option to retain or resume the agreed percentage of interest in the Concession in accordance with provision of this Contract.



         ARTICLE 29 - SETTLEMENT OF DISPUTES:


                  If any doubt, difference or disputes shall arise between the Parties concerning the interpretation of performance of this Contract, or anything herein contained or in connection herewith, or the rights and liabilities of the Parties hereunder, it shall, failing any agreement to settle it, be referred to the Board of Concession Appeals provided for in
                  Article 50 of the Mining Code. The award of the said Board shall be final and binding on the Parties and may be enforceable in any Court of Law.



         ARTICLE 30 - ORIGINALS AND LANGUAGE:


                  This Contract is executed in six (6) duplicates, three in Arabic and three in English and each of the Parties

             [GENERAL PETROLEUM & MINERAL ORGANIZATION LETTERHEAD]
                  shall retain one of each. All duplicates shall be regarded as originals and both Arabic and English texts shall have equal authority and weight.


         ARTICLE 31 - EFFECTIVE DATE OF THE CONTRACT:


                  This Contract shall be effective on and from the date of signing hereof.






                                   GENERAL PETROLEUM AND MINERAL ORGANIZATION



                                   By /s/ AHMED ZAKI YAMANI
                                     ------------------------------------------

                                   NATIONAL MINING COMPANY


                                   By /S/ [ILLEGIBLE]
                                     ------------------------------------------

                                   ARABIAN SHIELD DEVELOPMENT COMPANY

                                   By /s/ HATEM EL KHALIDI
                                     ------------------------------------------